Exhibit (j)(1)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” and to the use of our reports dated December 17, 2004 on Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Municipal Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Ultra-Short Duration Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Government Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Global Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs Emerging Markets Debt Fund, Goldman Sachs U.S. Mortgages Fund and Goldman Sachs Investment Grade Credit Fund (thirteen of the funds comprising the Goldman Sachs Trust), which are incorporated by reference in this Registration Statement (Form N-1A 33-17619 and 811-5349) of Goldman Sachs Trust.

/s/ ERNST & YOUNG LLP

New York, New York
February 22, 2005